SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2004

Income Opportunity Realty Investors, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-14784	75-2615944

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Wittington Place, Suite 340, Dallas, Texas 75234

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 214-750-5800

1800 Valley View Lane, Suite 300, Dallas, Texas 75234

(Former name or former address, if changed since last report)

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Item 4. Changes in Registrant’s Certifying Accountant

     Effective June 1, 2004, the Audit Committee of the Board of Directors of Income Opportunity Realty Investors, Inc. (“IOT” or the “Registrant”) engaged the Plano, Texas firm of Swalm & Associates, P.C. as the new independent accountant to audit IOT’s financial statements. During the Registrant’s two most recent fiscal years and any subsequent interim period, IOT did not consult with Swalm & Associates, P.C. or any of its members about the application of accounting principles to any specified transaction or any other matter. During the Registrant’s most recent fiscal year ended December 31, 2003 and the subsequent interim period, Edward S. Swalm of Swalm & Associates, P.C. served as the outside concurring reviewer for Farmer, Fuqua & Huff, P.C. in connection with Farmer, Fuqua & Huff, P.C.’s audit of IOT’s financial statements for the fiscal year ended December 31, 2003 and review of IOT’s financial statements for the first quarter ended March 31, 2004. The decision to change accountants was approved by the Audit Committee of the Board of Directors of IOT consisting of Messrs. David Allard, Robert Jakuszewski and Peter Larsen.

     The engagement effective June 1, 2004 of Swalm & Associates, P.C. as a new independent accountant for IOT necessarily results in the termination or dismissal of the principal accountant which audited IOT’s financial statements for the fiscal year ended December 31, 2003, Farmer, Fuqua & Huff, P.C. Farmer, Fuqua & Huff, P.C. advised the IOT Board of Directors on May 31, 2004, that by virtue of other assignments for such firm with affiliates of IOT (American Realty Investors, Inc. [“ARI”] and Transcontinental Realty Investors, Inc. [“TCI”] which owns 24% of the outstanding securities of IOT) perhaps another firm should handle the audit of IOT’s financial statements for the fiscal year ending December 31, 2004. Farmer, Fuqua & Huff, P.C. was engaged effective July 1, 2003 as the independent accountant for IOT, which in turn resulted in the termination or dismissal of the principal accountant which had audited IOT’s financial statements during the previous two fiscal years ended December 31, 2001 and 2002, BDO Seidman, LLP. BDO Seidman, LLP had made a fee proposal estimate to IOT for 2003 which was greater than the fee proposal of Farmer, Fuqua & Huff, P.C. for the same work.

     During the Registrant’s two most recent fiscal years and the subsequent interim period, through June 1, 2004, there were no disagreements between the Registrant and Farmer, Fuqua & Huff, P.C. or prior thereto with BDO Seidman, LLP concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to Farmer, Fuqua & Huff, P.C.’s (or BDO Seidman, LLP’s) satisfaction would have caused either of them to make a reference to the subject matter of the disagreements in connection with their reports; there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

     Farmer, Fuqua & Huff, P.C.’s report dated March 12, 2004 on IOT’s financial statements for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

     IOT provided Farmer, Fuqua & Huff, P.C. with a copy of the foregoing disclosures and requested from Farmer, Fuqua & Huff, P.C. a letter addressed to the Commission stating whether Farmer, Fuqua & Huff, P.C. agrees with the statements made by IOT in response to Item 304(a) of

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Regulation S-K, and if not, stating the respects in which it does not agree. Farmer, Fuqua & Huff, P.C.’s letter is attached as an exhibit to this report as Exhibit 16.1.

Item 5. Other Events and Regulation FD Disclosure

     Effective May 31, 2004, Ronald E. Kimbrough resigned as an officer of the Registrant and its affiliates. Prior to his resignation, Ronald E. Kimbrough had been acting principal executive officer (since February 2002) and Executive Vice President and Chief Financial Officer (since January 2002) until May 31, 2004.

Item 7. Financial Statements and Exhibits

     (c) Exhibits. The following documents are filed as exhibits to this report:

Exhibit
Designation	Description of Exhibit
16.1	Letter dated June 3, 2004 addressed to the Securities and Exchange Commission from Farmer, Fuqua & Huff, P.C.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: June 4, 2004	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Louis J. Corna
Louis J. Corna, Executive Vice President,
General Counsel, Tax Counsel and Secretary

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